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                                EXHIBIT NO. 23

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              Consent of Ernst & Young, LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46536) pertaining to the AnchorBank, S.S.B. Retirement Plan (the Plan) of our report dated June 28, 1996, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended March 31, 1996.

Milwaukee, Wisconsin
September 20, 1996